UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: October 2, 2007

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2007, Dennis Pence,  Chairman and Chief Executive Officer of Coldwater Creek Inc. (the “Company”), informed the Company of his plan to retire effective October 30, 2007.   Mr. Pence will continue to serve as the Company’s Chairman and a member of the Board of Directors.

On October 3, 2007, the Board of Directors appointed Daniel Griesemer to serve as the Company’s President and Chief Executive Officer.  Mr. Griesemer’s appointment is effective October 30, 2007.  Mr. Griesemer, age 48, has served as the Company’s President and Chief Operating Officer since March 2007.  From January 2005 to March 2007, Mr. Griesemer served as the Company’s Executive Vice President of Sales and Marketing.  Mr. Griesemer previously served as Executive Vice President of Retail from April 2004 to December 2004, and as Senior Vice President of Retail from October 2001 to April 2004.

Also on October 3, 2007, effective in connection with Mr. Griesemer’s promotion, the Company increased the size of the Board of Directors from nine to ten directors, with the number of Class II directors increasing from three to four, and appointed Mr. Griesemer to the Board of Directors as a Class II director to fill the resulting vacancy.  Mr. Griesemer’s term as a director will expire on the date of the Company’s 2010 Annual Stockholders Meeting.

In connection with his promotion, Mr. Griesemer’s annual salary will be increased to $725,000 and his bonus target level under the Company’s 2007 Incentive Award Program for Executives will be increased to 85% of base salary.  Additionally, Mr. Griesemer will be granted an option to purchase 40,000 shares of the Company’s common stock. One third of the shares will vest annually on the first, second and third anniversaries of the grant date. Unless earlier terminated by its terms, the option will expire at the close of business on the 7th anniversary of the grant date.  Mr. Griesemer also will be granted 10,000 restricted stock units, which will vest in full three years after the grant date, subject to his achievement of acceptable performance ratings throughout the vesting period.  As previously disclosed, the Company has an employment agreement with Mr. Griesemer.  The term of Mr. Griesemer’s agreement ends on May 29, 2010, subject to automatic renewal for an additional one-year period.

In his capacity as Chairman, Mr. Pence will receive an annual cash retainer of $500,000 as well as standard health benefits under the Company’s health benefit plans.

The Company issued a press release on October 3, 2007 announcing the promotion of Mr. Griesemer to President and Chief Executive Officer, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release dated October 3, 2007 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.
Date: October 3, 2007
/s/ Timothy O. Martin
Timothy O. Martin, Senior Vice President and Chief Financial Officer